As filed with the Securities and Exchange Commission on October 2, 1995
                                                File No. 33-51091


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C. 20549
                        _______________

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                 POST-EFFECTIVE AMENDMENT NO. 1
                        _______________

                  EQUITABLE OF IOWA COMPANIES
     (Exact name of registrant as specified in its charter)

     IOWA                                       42-1083593
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
 incorporation or organization)

        604 Locust Street,                      Des Moines, Iowa  50309
(Address of Principal Executive Offices)              (Zip Code)

          EQUITABLE OF IOWA COMPANIES EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the Plan)


                        JOHN A. MERRIMAN
   Secretary and General Counsel, Equitable of Iowa Companies
           604 Locust Street, Des Moines, Iowa  50309
             (Name and address of agent for service)

                         (515) 245-6787
(Telephone number, including area code of agent for service of process)





















                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will provide without charge, upon written or oral request, a copy of the documents which are incorporated herein by reference in Item 3 of Part II of the registration statement, or other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act of 1933. The documents identified in Item 3, Part II are incorporated by reference into the Section 10(a) prospectus. Requests for such copies should be directed to John A. Merriman, Secretary and General Counsel, Equitable of Iowa Companies, 604 Locust Street, Des Moines, Iowa, 50309,
(515) 245-6787.











































                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

a) The Company's annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 1994, which contains, audited financial statements for the Company's latest fiscal year.

b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

c) The description of such class securities which is contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

d) The Company's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Participation in the Plan being registered is available to John A. Merriman, Secretary and General Counsel of the Company. The terms and conditions of any such participation would be comparable to those applicable to other participants.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company provide that directors and officers shall be indemnified to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended, against all expenses, liability and loss, reasonably incurred or suffered by such person.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.   EXHIBITS

Exhibit
Number    Exhibit

 4 The following exhibits are submitted herewith or incorporated by reference herein.

          Instruments defining rights of security holders, including indentures:
          Shareholders Rights Plan
          4(a) Amended and Restated Articles of Incorporation of the Company. 4(b) Amended and Restated Bylaws of the Company.
          4(c)  Rights Agreement, dated as of April 30, 1992
          4(d) First Amendment to Rights Agreement, dated August 31, 1992 4(e) Second Amendment to Rights Agreement, dated April 29, 1993

 5        Opinion re:  legality

15        Not applicable

23        Consents of experts and counsel
          23(a)  Consent of Ernst & Young LLP
          23(b)  Consent of John A. Merriman, General Counsel to Registrant

24        Power of Attorney

25        Not applicable

27        Not applicable

28        Not applicable

99        Additional Exhibit:
          99(a)  Equitable of Iowa Companies Employee Stock Purchase Plan

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs a(1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa on the 2nd day of October, 1995.


                         EQUITABLE OF IOWA COMPANIES
                          (Registrant)



                         By /s/ Frederick S. Hubbell
                            _______________________________
                            Frederick S. Hubbell
                            President






                       POWER OF ATTORNEY

Know all men by these presents, that each of the undersigned hereby constitutes and appoints Frederick S. Hubbell, Paul E. Larson and John A. Merriman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.














     SIGNATURE                     TITLE                         DATE

/s/ Frederick S. Hubbell       Chairman of the            October 2, 1995
_________________________      Board, President,
Frederick S. Hubbell           Chief Executive
(principal executive officer)  Officer, and Director

/s/ Paul E. Larson             Executive Vice             October 2, 1995
_________________________      President,
Paul E. Larson                 Treasurer, and
(principal financial officer)  Chief Financial
                               Officer

/s/ David A. Terwilliger       Vice President and         October 2, 1995
_________________________      Controller
David A. Terwilliger
(principal accounting officer)

/s/ Richard B. Covey           Director                   October 2, 1995
_________________________
Richard B. Covey

/s/ Doris M. Drury             Director                   October 2, 1995
_________________________
Doris M. Drury

/s/ James L. Heskett           Director                   October 2, 1995
_________________________
James L. Heskett

/s/ Richard S. Ingham, Jr.     Director                   October 2, 1995
_________________________
Richard S. Ingham, Jr.

/s/ Robert E. Lee              Director                   October 2, 1995
_________________________
Robert E. Lee

/s/ Jack D. Rehm               Director                   October 2, 1995
_________________________
Jack D. Rehm

/s/ Thomas N. Urban            Director                   October 2, 1995
_________________________
Thomas N. Urban

/s/ Hans F.E. Wachtmeister     Director                   October 2, 1995
_________________________
Hans F.E. Wachtmeister

/a/ Richard S. White           Director                   October 2, 1995
_________________________
Richard S. White







                   EQUITABLE OF IOWA COMPANIES
                 FORM S-8 REGISTRATION STATEMENT
                          Exhibit Index
Reg. S-K
Item 601
Exhibit No.                                                     Exhibit Page #

 4(a) Amended and Restated Articles of Incorporation as amended through April 29, 1993, filed as Exhibit 3(i) to the Registrant's Form 10-Q for the period ended June 30, 1993, is incorporated herein by reference.

 4(b) Amended and Restated Bylaws as adopted by the shareholders on April 30, 1992, filed as Exhibit 2 to Form 8-K dated November 11, 1991 is incorporated herein by reference.

 4(c)  Rights Agreement, dated April 30, 1992, filed as
       Exhibit 1 to Registration Statement on Form 8-K, dated April 30, 1992, is incorporated herein by reference.

 4(d)  First Amendment to Rights Agreement dated
       August 31, 1992, changing Rights Agent filed as Exhibit 4(b)(ii) to Form 10-Q for the period ended September 30, 1992, is incorporated herein by reference.

 4(e)  Second Amendment to Rights Agreement dated
       April 29, 1993, adjusting the Purchase Price filed as Exhibit 2.2 to Form 8-A/A dated May 13,
       1993, is incorporated herein by reference.

 5     Opinion of John A. Merriman, General Counsel to
       Registrant

23(a)  Consent of Ernst & Young LLP

23(b)  Consent of John A. Merriman, General Counsel to
       Registrant (included as part of Exhibit 5)

24     Power of Attorney

99(a)  Equitable of Iowa Companies Employee Stock Purchase Plan

*Only pages of manually signed original of the Registration Statement are numbered sequentially.